UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

308 - 1228 Marinaside Cr.,
Vancouver, B.C., Canada	V6Z 2W4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-4407

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 8 – Other Events

ITEM 8.01. OTHER EVENTS

Sterling Group Ventures, Inc. (the "Company") has received a Certificate of Approval from the provincial government of Hunan Province dated May 16, 2011. The approval certificate has a term of 30 years and allows for the mining, processing and sale of phosphate ore and products under its mining permit. It also approves the investment by Silver Castle Investment Ltd. ("Silver Castle"), Sterling's Hong Kong subsidiary, in the operating Chinese company, Chenxi County Hongyu Mining Co. Ltd ("Hongyu"). As a result of this transaction, Silver Castle will control 90% of the shares of Hongyu.

The Company has also applied for the amendment of the Hongyu's business license to reflect the new Joint Venture structure, and anticipates its approval by local authorities shortly before putting the Hongyu phosphate deposit into production.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release "STERLING RECEIVES APPROVAL TO ACQUIRE CHINA PHOSPHATE COMPANY" dated May 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Raoul Tsakok
Raoul Tsakok
Chairman & CEO

May 24, 2011